Exhibit 10.1

December 24, 2013

MedPro Safety Products, Inc.

817 Winchester Road, Suite 200

Lexington, KY 40505

Attn: Craig Turner

Re:	Amendment to Maturity Date of Series D Note and Promissory Note

Dear Craig:

Reference is made to that certain Series D Senior Secured Promissory Note dated September 12, 2012 (the "Series D Note"), made by MedPro Safety Products, Inc. ("MedPro") to Vision Opportunity Master Fund, Ltd. ("Vision") and to that certain Secured Promissory Note dated December 12, 2013, made by MedPro to Vision (the "Promissory Note" and together with the Series D Note collectively referred to as the "Notes"). Capitalized terms used herein but not defined shall have the definitions set forth in the Notes.

WHEREAS, the parties acknowledge that the aggregate outstanding principal on the Notes totals $4,310,000 (the "Outstanding Principal");

WHEREAS, the parties acknowledge that the Notes are set to mature on December 31, 2013 (the "Maturity Date");

WHEREAS, MedPro wishes for vision to extend the Maturity Date of the Notes for a period of three (3) months (the "Extension Period") such that the new maturity date shall be March 31, 2014 (the "New Maturity Date") and Vision has, therefore, requested as consideration for this extension, that during the Extension Period the Notes shall carry an increased interest rate of 15% per annum and that Vision receives the right to appoint one (1) member to the MedPro board of directors (the "Board"), which right may be exercised anytime while there remains any Outstanding Principal.

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Vision hereby agrees to extend the Notes to the New Maturity Date and MedPro agrees to pay an increased interest rate of 15% per annum on the Outstanding Principal during the Extension Period and afford Vision the right to appoint one (1) member to the Board which right may be exercised anytime while there remains any Outstanding Principal.

Except as provided herein, all other terms and provisions of the Notes shall remain unmodified and in full force and effect.

[Signatures are on the following page]

Sincerely,

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
	Name:	Adam Benowitz
	Title:	Director

Read, consented and agreed to:

MEDPRO SAFETY PRODUCTS, INC.

By:	/s/ William Craig Turner
	Name:	William Craig Turner
	Title:	CEO